EXHIBIT 99.1

                               ACCESS NEWS

Contact: Company                                   Contact: Investor Relations
Stephen B. Thompson                                       Donald C. Weinberger
Vice President & CFO                  Wolfe Axelrod Weinberger Associates, LLC
(214) 905-5100                                                  (212) 370-4500


                 ACCESS PHARMACEUTICALS, INC. ANNOUNCES
                RESTRUCTURING/PAYMENT OF SHORT TERM DEBT
                    - Investment Banker Retained -
                  - Update on Lead Oncology Product -

DALLAS, TEXAS - Nov 9, 2005 -- ACCESS PHARMACEUTICALS, INC.
(Amex: AKC) today announced the restructuring and repayment of its 7.0% convertible promissory notes due Sept 13, 2005.


Short Term Debt
---------------
One holder of $4 million worth of convertible notes
(Oracle Partners LP and related funds) has agreed to amend their notes to a new maturity date, April 28, 2007, with the conversion price being reduced from $5.50 per share to $1.00 per share. In addition, the Company may cause a mandatory conversion of control provision at of the notes into common stock if the Company's stock trades at a price of at least 1.5 times the conversion price for a minimum number of trading days. There is also a provision to allow for a minimum price for conversion in the event of change of control.

The Company was unable to reach a conversion agreement with the second holder of $4 million worth of notes (Philip D. Kaltenbacher), and has instead settled his claim by paying him this amount plus interest as outlined in the terms of the note.

In October, at the closing of the asset sale to Uluru, Inc., the Company retired its $2.6 million senior secured convertible notes. In addition to the amended convertible notes held by Oracle Partners and its affiliates, the Company has $5.5 million of 7% convertible notes due Sept 13, 2010.

Investment Banker Retained
--------------------------
Access has engaged an investment banker to assist the Company in evaluating its strategic alternatives, including for its Oncology business.

Lead Oncology Product
---------------------
As previously disclosed, the Company will be presenting data from its Phase I trial of its lead oncology product AP5346 at the AACR-NCI-EORTC international conference on Molecular Targets and Cancer Therapeutics, held in Philadelphia on Nov 16.
A Phase II trial for AP5346 is scheduled to begin in the fourth quarter of 2005.

                              -More-

Access Pharmaceuticals, Inc.
November 9, 2005
Page 2


Access Pharmaceuticals, Inc. is an emerging pharmaceutical company developing unique polymer linked cytotoxics for use in the treatment of cancer. Its lead product AP5346 is in Phase II clinical testing. The Company also has other advanced drug delivery technologies including vitamin-mediated targeted delivery and oral drug delivery.

This press release contains certain statements that are forward-looking within the meaning of Section
27a of the Securities Act of 1933, as amended, and that involve risks and uncertainties, including but not limited to statements made relating to our current steps being taken to satisfy our cash needs, whether the efforts of our investment banker will be successful, our data presented on our product
AP5346, and the results of our Phase II clinical trials relating to our products, including AP5346.
These statements are subject to numerous risks, including but not limited to the uncertainties associated with our ability to raise funds to continue our operations, research and development activities, clinical trials, our ability to raise capital, the timing of and our ability to achieve regulatory approvals, dependence on others to market our licensed products, collaborations, future cash flow, the timing and receipt of licensing and milestone revenues, projected future revenue growth and our ability to generate near term revenues, our ability to develop products from our platform technologies, our ability to achieve licensing milestones, our ability to repay our outstanding debt obligations and other risks detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, Quarterly Report on Form
10-Q for the quarter ended June 30, 2005 and other reports filed by us with the Securities and Exchange
Commission.

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